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                                                                    Exhibit 10.9
                           CONVERTIBLE PROMISSORY NOTE

$40,000,000                                                      Cleveland, Ohio
                                                                October __, 1996

         FOR VALUE RECEIVED, BOYKIN HOTEL PROPERTIES, L.P. (hereinafter referred to as "Maker"), promises to pay to the order of BOYKIN LODGING COMPANY, at its office at 50 Public Square, Suite 1500, Cleveland, Ohio 44113-2258 (hereinafter referred to as "Payee"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of FORTY MILLION DOLLARS ($40,000,000), in lawful money of the United States of America, together with interest thereon to be computed from the date hereof through September __, 1999, at the rate of nine percent (9.0%) per annum, and thereafter at the rate of nine and one-quarter percent (9.25%) per annum, until maturity. Payments of accrued interest shall be due and payable on January __, 1997, and on the same date in each April, July, October and January thereafter, until maturity (each, an "Interest Payment Date"). This Note shall mature and the entire unpaid principal amount hereof, together with all accrued and unpaid interest, shall be due and payable, without notice or demand, on October __, 2001. Interest on the principal amount of this Note shall be calculated on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each.

         This Note is secured by mortgages granted by Maker to Payee with respect to two hotel properties, located in Buffalo, New York and Berkeley, California, respectively (each, a "Mortgage" and together, the "Mortgages"). Reference is made to the Mortgages for the obligations of Maker and the rights of Payee with respect thereto. Repayment of amounts due hereunder has been guaranteed by the persons listed on Schedule A hereto (collectively, the "Guarantors"), pursuant to Guaranties in favor of Payee of even date herewith (collectively, the "Guaranties"). Reference is made to the Guaranties for the obligations of the respective Guarantors and the rights of the Payee with respect thereto.

         This Note is the "Intercompany Convertible Note" referred to in the Registration Statement filed on Form S-11 with the Securities and Exchange Commission on June 19, 1996, as amended, effective _________, 1996, relating to the initial public offering of the shares of Payee. Payee's right to payment hereunder is hereby subordinated in right of payment to all other indebtedness of the Maker.

         Each of the following events constitutes an "Event of Default" under this Note:

                  (a) Failure by Maker to make any payment of the Debt as required by the terms of this Note;
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                  (b)      Any default by Maker under either Mortgage;

                  (c)      Any default by a Guarantor under a Guaranty; or

                  (d)      Maker shall:

                             (i) be generally unable or admit in writing its
                           inability to pay its debts as they become due;

                             (ii) have an order for relief entered in any case
                           commenced by it under the federal bankruptcy laws, as now or hereafter in effect;

                             (iii) commence a proceeding under any federal or
                           state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for ninety
                           (90) days; (iv) make an assignment for the benefit of creditors; or (v) have a receiver, trustee or custodian appointed for the whole or any substantial part of its properties.

Upon the occurrence of an Event of Default, Payee, at its option and without notice to Maker, may declare the full amount of the principal indebtedness of this Note, together with all interest accrued hereunder to the date of said declaration, to be immediately due and payable. After any such declaration, to the extent permitted by applicable law, interest shall accrue on said principal and interest at a rate per annum equal to twenty-five percent (25%), until said principal and interest is paid in full to Payee. In the event that it should become necessary to employ counsel to collect any amount due under this Note (all such amounts collectively, the "Debt"), enforce any of the agreements contained in this Note or protect the rights of the holder of this Note, Maker shall also pay all attorneys' fees and disbursements actually incurred for the services of such counsel whether or not suit is brought.

         Payee shall have the absolute right and option after the day two years from the date of this Note to convert the entire principal balance hereof, in whole but not in part, into a number of partnership units of the Maker ("Units") equal to the product of the original principal amount of this Note divided by the initial public offering price per share for common shares of the Payee (the "Option"). The Units shall be general partner interests in Maker. The Option is exercisable by delivery to Maker of (i) written notice to Maker at the address set forth herein, and (ii) this Note. The Option shall be deemed to have been effected on the day immediately following the day on which the next regular quarterly dividend declared by Payee on its common stock is payable to its shareholders (the "Effective Date"). This Note shall be deemed



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cancelled on the Effective Date. All accrued but unpaid interest at the time of conversion shall be paid to Payee within 10 days of the Effective Date. Notwithstanding the two year limitation in the first sentence of this paragraph, Payee shall have the right to exercise the Option at any time for a period of not fewer than thirty days and not more than sixty days after delivery by Maker of a notice of prepayment as set forth in the following paragraph. Upon exercise of the Option as provided herein, Payee shall deliver to Maker releases and terminations of the Mortgages and shall execute and deliver documents and instruments satisfactory to Maker to assume all obligations of a general partner of Maker with respect to the Units.

         Subject to the preceding paragraph, this Note may be prepaid on any Interest Payment Date in whole, but not in part, by Maker upon no fewer than thirty and no more than sixty days prior written notice to Payee.

         This Note is subject to the express condition that at no time will Maker be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Payee to either civil or criminal liability as a result of being in excess of the maximum interest rate which Maker is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Maker is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the interest rate shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in partial reduction of principal and not on account of the interest due hereunder to the extent needed to comply with the law.

         This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but this Note may be modified, amended, waived, extended, changed, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         Maker does hereby waive presentment and demand for payment, notice of dishonor, protest, and notice of protest. No alteration, amendment or waiver of any provision of this Note made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any others who may become liable for the payment of all or any part of the Debt, under this Note.

         Maker represents that it has full power, authority and legal right to execute and deliver this Note and that this Note


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constitutes the valid and binding obligation of Maker, enforceable against it in accordance with its terms.

         This Note shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

         Any notice to Maker required or permitted hereunder shall be deemed to have been duly given and made if in writing and served either by personal delivery to Maker or by being deposited, postage prepaid, registered or certified mail, return receipt requested (or such form of mail as may be substituted therefor by postal authorities), in the United States mail, to Maker at 50 Public Square, Suite 1500, Cleveland, Ohio 44113-2258.

         Notwithstanding any implication to the contrary in this Note, or the Mortgages, Payee shall not enforce the liability and obligation of Maker to perform and observe the obligations contained in this Note by an action or proceeding wherein a money judgment shall be sought against any partner of Maker. The preceding sentence shall not limit the right of Payee to seek a money judgment against Maker, to bring a foreclosure action on the Mortgages, to attach and levy against assets of the Maker, or to take any other appropriate action or proceeding against Maker (as opposed to partners of Maker) to enable Payee to enforce and realize upon this Note. Payee, by accepting this Note and the Mortgages, agrees that it shall not sue for, seek or demand any deficiency judgment against any partner of Maker in any such action or proceeding, under, by reason of or in connection with this Note or the Mortgages. The provisions of this paragraph shall not affect the validity or enforceability of the Guaranties.

                  IN WITNESS WHEREOF, this Note has been executed by Maker as of the day and year first above written.

                                               BOYKIN HOTEL PROPERTIES, L.P.

                                               By: BOYKIN LODGING COMPANY,
                                                     its general partner

                                               By: /s/Robert W. Boykin
                                                  ------------------------------
                                                  Robert W. Boykin, President
                                                     and Chief Executive Officer


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